EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-30935, 333-112700, 333-140229 and 333-171344 on Form S-8 of our reports dated September 13, 2011, relating to the consolidated financial statements of Provident Financial Holdings, Inc. and subsidiary (the “Corporation”) and the effectiveness of the Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Corporation for the year ended June 30, 2011.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
September 13, 2011